Exhibit 1.1

Vista Oil & Gas, S.A.B. de C.V.

[●] Series A Shares (no par value)

Plus an option to purchase from the Company up to [●] additional Series A Shares (no par value)

to cover over-allotments

Each Series A Share represented by one American Depositary Share

Form of U.S. Underwriting Agreement

New York, New York

                , 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Itau BBA USA Securities, Inc.

540 Madison Avenue 24th Floor

New York, NY 10022

United States of America

Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, NY 10036

Santander Investment Securities Inc.

45 East 53rd Street, 5th Floor

New York, NY 10022

As U.S. Representatives of the several

U.S. Underwriters,

Ladies and Gentlemen:

Vista Oil & Gas, S.A.B. de C.V. (the “Company”), a corporation (sociedad anónima bursátil de capital variable) organized and existing under the laws of the United Mexican States (“Mexico”), proposes to sell to the several U.S. Underwriters, for whom you (the “U.S. Representatives”) are acting as representatives, [●] Series A shares, no par value, of the Company (“Series A Shares”) in the form of American Depositary Shares (the “ADSs”) (said shares to be issued and sold by the Company being hereinafter called the “U.S. Underwritten Securities”). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to [●] additional Series A Shares in the form of ADSs to cover over-allotments, if any (the “U.S. Option Securities” and together with the U.S. Underwritten Securities, the “U.S. Securities”).

It is understood that the Company is concurrently entering into the Mexican Underwriting Agreement (contrato de colocación, together with this U.S. Underwriting Agreement, the “Underwriting Agreements”) providing for the public offering in Mexico by the Company of an aggregate of [●] Series A Shares (said shares to be publicly offered in Mexico by the Company pursuant to the Mexican Underwriting Agreement being hereinafter called the “Mexican Underwritten Securities”) and providing for the grant to the Mexican Underwriters of an option to subscribe, pay and underwrite up to [●] additional Series A Shares (the “Mexican Option Securities” and together with the “Mexican Underwritten Securities”, the “Mexican Securities”).

The U.S. Representatives have also advised the Company that the U.S. Underwriters may elect to cause the Company to deposit on their behalf all or any portion of the Series A Shares to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of [●], 2019 (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and all holders from time to time of the ADSs. Upon deposit of any Series A Shares, the Depositary will issue ADSs representing the Series A Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent one Series A Share and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Securities,” “U.S. Underwritten Securities,” “Option Securities,” “U.S. Option Securities,” “Mexican Underwritten Securities,” “Mexican Option Securities,” “Mexican Securities” and “Securities” shall be deemed to refer, respectively, to the respective Series A Shares in each case, and to any ADSs representing such securities and the ADRs evidencing such ADSs.

It is further understood and agreed that the Mexican Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and Mexican Underwriters dated the date hereof (the “Agreement Between U.S. Underwriters and Mexican Underwriters”), pursuant to which, among other things, the Mexican Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the Mexican Underwriters a portion of the Mexican Securities to be sold pursuant to the Mexican Underwriting Agreement.

To the extent there are no additional U.S. Underwriters listed on Schedule I other than you, the term U.S. Representatives as used in this U.S. Underwriting Agreement shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this U.S. Underwriting Agreement are defined in Section 25 hereof.

1.    Representations and Warranties.

(i)    The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1.

(a)    Filing and Effectiveness of the Registration Statement. The Company has prepared and filed with the Commission a registration statement (file number 333-232516) on Form F-1, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. Such Registration

Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final prospectus relating to the U.S. Securities in accordance with Rule 424(b). As filed, such final prospectus shall contain all information with respect to the Underlying Securities and the offering thereof in the form of ADSs required by the Act and the rules thereunder and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)    Compliance with Act Requirements. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in this U.S. Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any amendments or supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any U.S. Underwriter consists of the information described as such in Section 8(b) hereof.

(c)    Compliance with Certain Other Act Requirements. The Company has filed with the Commission a registration statement (file number 333-232519) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. The ADR Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d)    Underlying Securities. Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Securities in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the U.S. Underwriters of the U.S. Securities, and payment therefor, pursuant to this U.S. Underwriting Agreement, the U.S. Underwriters will acquire good, marketable and valid title to such U.S. Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(e)    Stamp, Issuance and Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the U.S. Underwriters to Mexico, Argentina or any political subdivision or taxing authority thereof or therein in connection with (A) the delivery of the U.S. Securities in the manner contemplated by this U.S. Underwriting Agreement, (B) the deposit with the Depositary of the Underlying Securities against issuance of the ADSs evidencing the ADSs, or (C) the sale and delivery by the Underwriters of the Securities and the ADSs, as the case may be, as contemplated herein.

(f)    Depository Agreement; Conversion and Transfer of Funds. Except as described in each of the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Series A Shares may, under the current laws and regulations of Mexico, be paid to the Depositary and to any non-Mexican holders of the Series A Shares, as the case may be, in Mexican Pesos and in the case of dividends paid to the Depositary, may be converted into foreign currency that may be transferred out of Mexico in accordance with the Deposit Agreement.

(g)    PFIC Status. The Company believes that it is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in the foreseeable future.

(h)    Disclosure Package. (i) The Disclosure Package and the price to the public, the number of U.S. Underwritten Securities and the number of U.S. Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of U.S. Underwritten Securities and the number of U.S. Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of U.S. Underwritten Securities and the number of U.S. Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any U.S. Underwriter consists of the information described as such in Section 8 hereof.

(i)    Ineligible Issuer Status. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(j)    Emerging Growth Company. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(k)    Testing the Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule II hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(l)    Issuer Free Writing Prospectus. The Company has not prepared or used an Issuer Free Writing Prospectus.

(m)    Legal Status of the Company. Each of the Company and its subsidiaries has been duly incorporated, is validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and under the laws of each jurisdiction which requires such qualification, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, except in each case where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below).

(n)    Subsidiaries. All the outstanding shares of capital stock of each subsidiary have been duly, validly and legally authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(o)    Series A Shares. The Series A Shares have been duly authorized and are validly issued and, when paid for by the U.S. Underwriters, will be fully paid and non-assessable (subject to the applicable Mexican legal provisions); and the Series A Shares are not subject to any preemptive or similar rights, that have not been duly waived; and all corporate action required to be taken for the authorization, issuance and sale of such Series A Shares (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(p)    Certain Disclosures. There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Enforceability of Civil Liabilities”, “Principal Shareholders”, “Related Party Transactions”, “Description of the Series A Shares and Bylaws”, “Description of the American Depositary Shares”, “Market Information”, “Industry and Regulatory Overview” and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q)    Authorization of the Agreements. This U.S. Underwriting Agreement and the Deposit Agreement have each been duly authorized, executed and delivered by the Company.

(r)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the U.S. Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s)    Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except (i) such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the U.S. Securities by the U.S. Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, (ii) the authorization of the CNBV for the public offering of the Mexican Securities within Mexico and for the registration of the Series A Shares with the Registro Nacional de Valores (“National Registry of Securities”), and (iii) the notice to the CNBV for the offering of the Series A Shares outside of Mexico.

(t)    Absence of Existing Defaults and Conflicts. Neither the issue, sale and offering of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws (estatutos sociales) of the Company or any of its subsidiaries, or comparable constituting documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except in the case of clauses (ii) and (iii) hereof, where the existence of such conflict, breach, violation, lien, charge or encumbrance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)    Certain Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(v)    Financial Statements. The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) and/or International Accounting Standard (“IAS”) 34 “Interim Financial Information,” as applicable, in each case, as issued by the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).. The selected financial data set forth under the caption “Selected Financial and Operating Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(w)    Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that, (i) could reasonably be expected to have a material adverse effect on the performance of this U.S. Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(x)    Title to Property. Each of the Company and each of its subsidiaries owns, leases or has concession rights upon all such properties as are necessary to the conduct of its operations as presently conducted, except in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(y)    Absence of Other Breaches and Defaults. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, or comparable constituting documents (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to each of the foregoing clauses (ii) and (iii), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(z)    Auditors. Mancera, S.C. (a member of Ernst & Young Global Limited), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(aa)    Designated Review Entities Auditors. Price Waterhouse & Co. S.R.L., who have certified certain financial statements of each of the Designated Review Entities and have delivered their report with respect to certain audited financial statements included in the Disclosure Package and the Prospectus, are independent public accountants with respect to each of the Designated Review Entities for the periods set forth in the Disclosure Package within the meaning of the Act and the applicable published rules and regulations thereunder.

(bb)    Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by the Company or by or on behalf of the U.S. Underwriters to Mexico, Argentina or any political subdivision or taxing authority thereof or therein in connection with the execution and delivery of this U.S. Underwriting Agreement or the issuance or sale of the U.S. Securities.

(cc)    Taxation. The Company and each of its subsidiaries (i) has filed all tax returns that are required to be filed or has requested extensions thereof and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, except, with respect to the foregoing clauses (i) and (ii) hereof, in each case where such failure would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd)    Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ee)    Insurance. The Company and each of its subsidiaries are (i) insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; (iii) except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (iv) neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; except, with respect to each of the foregoing clauses, to the extent any such failure to obtain and maintain such insurance or any such denial or refusal could not reasonably be expected to have a Material Adverse Effect.

(ff)    Insurance Maintenance and Renewal. Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg)    Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(hh)    Licenses, Concessions and Permits. (i) The Company and its subsidiaries possess all material licenses, certificates, permits, concessions and other authorizations issued by all applicable authorities necessary to conduct their respective businesses except with respect to the Aguila Mora Concession Request and (ii) neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ii)    Related Party Transactions. There are no material relationships or transactions between the Company or any of its subsidiaries on the one hand, and any of the Company’s affiliates or any of the Company’s or its subsidiaries’ directors or officers, on the other hand, that are not disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(jj)    Internal Controls and Compliance. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and/or IAS 34 “Interim Financial Information,” as applicable, in each case, as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(kk)    Disclosure Safeguards. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are sufficient to provide reasonable assurances of their effectiveness.

(ll)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mm)    Environmental Law. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with

Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(nn)    Environment Generally. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(oo)    Sarbanes-Oxley. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it and its officers and directors will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company and its officers and directors are required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it and its officers and directors will be in compliance with other provisions of the Sarbanes Oxley Act that will become applicable to the Company and its officers and directors at all times after the effectiveness of the Registration Statement.

(pp)    FCPA Matters and Use of Funds. Neither the Company nor any of its subsidiaries nor any director, officer, nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010, the Mexican Administrative Responsibilities Law (Ley General de Responsabilidades Administrativas), the Argentine Corporate Criminal Liability Law (Ley de Responsabilidad Penal Empresaria) or any other applicable law of any other relevant jurisdiction, or the applicable rules or regulation thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010, the Mexican Administrative Responsibilities Law (Ley General de Responsabilidades Administrativas), the Argentine Corporate Criminal Liability Law (Ley de Responsabilidad Penal Empresaria), or similar law of any other relevant jurisdiction; or the rules and regulations thereunder.

(qq)    Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the applicable money laundering statutes and the applicable rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”, including the Mexican Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita and the Argentine Ley de Prevención del Lavado de Activos y Financiación del Terrorismo No. 25,246, as amended) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(rr)    Office of Foreign Assets Control. (a) Neither the Company nor any of its subsidiaries nor any director, officer, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries, (i) is, or is controlled by or is 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom), Mexico, Argentina or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanction Persons”), or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(b) (i) The Company has not and (ii) none of its subsidiaries has, since April 4, 2018 or (iii) has, to the knowledge of the Company after due inquiry and diligence, on or prior to April 4, 2018, engaged in any dealings or transactions with or for the benefit of Sanctioned Persons, or with or in a Sanctioned Country, since its incorporation, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of Sanctioned Persons, or with or in a Sanctioned Country.

(ss)    Significant Subsidiaries. The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(tt)    Lock-Up Letters to the Representatives. Prior to the date hereof, the Company has furnished to the Representatives letters, each substantially in the form of Exhibit A hereto, duly executed by each major stockholder, officer and director of the Company identified in such Exhibit A hereto and addressed to the Representatives.

(uu)    Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of (A) any jurisdiction in which they own or lease property or assets, (B) the United States or the State of New York or (C) Mexico or any political subdivision thereof.

(vv)    Foreign Judgments. A final and conclusive judgment (not subject to appeal) of any New York Court for the payment of money rendered against the Company in respect of this U.S. Underwriting Agreement, would be recognized by the courts of Mexico; provided, inter alia, that: (i) such judgment is final and obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this U.S. Underwriting Agreement and Mexican law; (ii) such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action (as opposed to an in rem action); (iii) service of process in the action was made personally and on the defendant or a duly appointed process agent and as a result of service of process the defendant had an opportunity to answer any lawsuit, be heard and provide evidence in connection therewith; (iv) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law (the contravention of public policy of Mexico is always a matter of judicial interpretation in Mexico); (v) the applicable procedures under the laws of Mexico with respect to the enforcement of foreign judgments (including, but not limited to, the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment as being final judgments and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with; (vi) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; (vii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; (viii) such judgment does not contravene a final judgment of a Mexican court on the same subject between the parties thereto; and (ix) the judgment and related documents are translated into Spanish by an expert translator duly authorized for their admissibility before the Mexican courts before which enforcement is requested, being such translation subject to approval by the Mexican court after the defendant has been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents. Furthermore, the Company is not aware of any reason why the enforcement in Mexico of a judgment of the type referenced above in respect of any of the instruments or agreements executed for consummation of the transactions contemplated herein or in the Disclosure Package and the Prospectus would be contrary to public policy in Mexico.

(ww)    Tax Status in Mexico. The U.S. Underwriters will not be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of this U.S. Underwriting Agreement; provided, however, that no representation is made with respect to any taxation applicable in respect of any capital gain realized by the U.S. Underwriters.

(xx)    Requirements in Mexico. (a) It is not necessary under the laws of Mexico to enable any U.S. Underwriter to enforce its respective rights under this U.S. Underwriting Agreement, that it should be licensed, qualified, registered or otherwise entitled to carry on business in Mexico, and except that in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of this U.S. Underwriting Agreement, and any other documents required in such proceedings that are not in the Spanish language, prepared by a court-approved translator, would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents; and it is not necessary to ensure the legality, validity or enforceability of the U.S. Securities in Mexico that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Mexico.

(b) The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 8 contravene Mexican law or public policy.

(yy)    Mexican Prospectus. There is no material information relating to the Company, the businesses and proposed businesses of the Company, the transaction to be conducted by the Company, the Securities or the other matters set forth therein disclosed in the Mexican Preliminary Prospectus or Mexican Prospectus that is not included in the Preliminary Prospectus or Prospectus, respectively.

(zz)    Notification to the CNBV and the Mexican Stock Exchange. The notification made to the CNBV and the Mexican Stock Exchange on July 12, 2019 reporting that the Company will not be able to timely disclose its interim financial information for the second quarter of 2019 and that such information will be disclosed on August 7, 2019 is permitted by Mexican securities regulations. The occurrence of the Closing Date on [                    ], 2019 does not breach Mexican securities laws and regulations. The document titled Criterios Relativos a la Inscripción de Valores en el Registro Nacional de Valores dated August 22, 2013 (as amended from time to time through the date hereof), which does not have legal force, provides that the pricing date in a public offering in Mexico cannot occur within 5 business days prior to the date on which a company listed in Mexico publishes its financial information (fecha de publicación de la información financiera); and therefore the Company is permitted to price the Offering on the date hereof.

(aaa)    Forward Looking Statements. The forward-looking statements included in the Registration Statement, Disclosure Package and the Prospectus are derived from sources that the Company believes to be reliable and accurate in all material respects and represents its good faith estimates that are made on the basis of data derived from such sources.

(bbb)    Oil and Gas Reserves. Certain oil and gas reserve estimates of the Company contained in each of the Disclosure Package and the Prospectus are derived from reports that have been prepared by, or have been audited by, Gaffney, Cline & Associates (the “Reserve Engineer”), as set forth and to the extent indicated therein. The (i) oil and gas reserve estimates contained in each of the Disclosure Package and the Prospectus reasonably presents the quantity of the oil and gas reserves attributable to the crude oil and gas properties of the Company, as of the dates indicated therein, and (ii) information underlying such estimates that was supplied to the Reserve Engineer for purposes of their reserve report was true and correct in all material respects on the dates such information was provided to the Reserve Engineer, and such information was supplied and was included in each of the Disclosure Package and the U.S. Prospectus and were prepared in accordance with customary industry practices for companies of comparable size in Mexico and Argentina and the applicable Commission guidelines applied on a consistent basis throughout the periods involved.

(ccc)    Independent Reserve Engineer. The Reserve Engineer is an independent petroleum engineer with respect to the Company and its subsidiaries and does not have an interest in the reserves or the properties of the Company or its subsidiaries, as the case may be, in each case for the periods set forth in each of the Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or counsel for the U.S. Underwriters in connection with the offering of the U.S. Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

2.    Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $                 per ADS, the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter’s name in Schedule I to this U.S. Underwriting Agreement.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to                  U.S. Option Securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the U.S. Underwritten Securities but not payable on the U.S. Option Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the U.S. Prospectus upon written notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as the U.S. Representatives in their absolute discretion shall make to eliminate any fractional shares.

3.    Delivery and Payment. Delivery of and payment for the U.S. Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2019, or at such time on such later date not more than two Business Days after the foregoing date as the U.S. Representatives and the Mexican Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the Mexican Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being called in this U.S. Underwriting Agreement the “Closing Date”). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the ADSs on the Closing Date or any settlement date shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct. Delivery of any Series A Shares sold hereunder on the Closing Date or any settlement date shall be made through the facilities of Indeval.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the U.S. Representatives, on the date specified by them (which shall be within three Business Days after exercise of said option), certificates for the U.S. Option Securities in such names and denominations as the U.S. Representatives shall have requested for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities upon, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon, the receipt of supplemental opinions, certificates and letters substantially similar to the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADR certificates evidencing the U.S. Underwritten Securities and U.S. Option Securities shall be registered in such names and in such denominations as the U.S. Representatives may request not less than one full business day prior to the applicable Closing Date or any settlement date.

It is understood and agreed that the Closing Date shall occur simultaneously with the “Closing Date” under the Mexican Underwriting Agreement, and that the settlement date for any U.S. Option Securities occurring after the Closing Date, shall occur simultaneously with the settlement date under the Mexican Underwriting Agreement for any Mexican Option Securities occurring after the Closing Date.

4.    Offering by Underwriters. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

5.    Agreements.

(i)    The Company agrees with the several U.S. Underwriters that:

(a)    Prior to the termination of the offering of the U.S. Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or the ADR Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the U.S. Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADR Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the U.S. Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) promptly notify the U.S. Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it is necessary in the reasonable opinion of counsel for the U.S. Underwriters or for the Company to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the U.S. Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)    As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)    The Company agrees that, and each U.S. Underwriter, severally and not jointly, agrees with the Company that, it has not made and will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(f)    The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each U.S. Preliminary Prospectus, the U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)    Other than in connection with the offerings contemplated by the U.S. Underwriting Agreement and the Mexican Underwriting Agreement, the Company will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as lock-up release agents, (i) offer, sell, contract to sell, pledge, or otherwise dispose of, (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, (iii) file (or participate in the filing) of a registration statement with the Commission in respect of, or (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder (each of (i)-(iv), a “Transfer”) in respect of any Series A Shares, Series C Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Series A Shares or ADSs (collectively the “Lock-Up Securities”); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreements, provided, however, that Transfers of the Lock-Up Securities are permitted (i) pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan, or long term incentive plan of the Company in effect at the Execution Time and the Company may issue Lock-Up Securities issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (ii) to an affiliate (as such term is defined in Rule 405 of the Act) of the Company or as a distribution to any member, general partner, limited partner or stockholder of the Company, (iii) to a trust the beneficiary of which is the Company or is an affiliate of the Company, (iv) to a charitable organization; (v) to any corporation, partnership, limited liability company or other entity that is wholly-owned by the Company, (vi) pursuant to the enforcement of pledges or liens upon the Lock-Up Securities existing as of the date of this U.S. Underwriting Agreement, and (vii) to any transferee in respect of Lock-Up Securities acquired by the Company in the open market; provided, however, that in the case of clauses (ii) through (vi), unless otherwise agreed to in writing by the release agents, these permitted transferees shall sign and deliver a lock-up letter substantially in the form of this letter agreement, until the expiration of the Lock-Up Period. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(u) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i)    If Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, in their sole discretion and as lock-up release agents, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(u) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(j)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series A Shares or the ADSs.

(k)    The Company agrees to pay the costs and expenses relating to the following matters, subject to such limitations on number of counsel and limits on expenses as may have been agreed in writing between the Company and the U.S. Representatives: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary

Prospectus, the Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Securities under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Securities, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, the ADR Registration Statement, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the U.S. Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the U.S. Securities, including any stamp, transfer taxes or other similar taxes in connection with the original issuance and sale of the U.S. Securities; (v) the printing (or reproduction) and delivery of the Underwriting Agreements, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the U.S. Securities; (vi) the registration of the U.S. Securities under the Exchange Act and the listing of the ADSs on the New York Stock Exchange; (vii) any registration or qualification of the U.S. Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and expenses of counsel for the U.S. Underwriters relating to such registration and qualification); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (FINRA) (including filing fees and the fees and expenses of counsel for the U.S. Underwriters relating to such filings, such fees of counsel up to an aggregate amount not to exceed $50,000); (ix) the reasonable and documented transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the U.S. Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (limited to one counsel in the United States, one counsel in Argentina and one counsel in Mexico for the U.S. Underwriters and Mexican Underwriters; and (xi) all other reasonable and documented costs and expenses incurred by the U.S. Underwriters in connection with the offering of the U.S. Securities contemplated by this U.S. Underwriting Agreement.

(l)    The Company will promptly notify the U.S. Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the U.S. Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(m)    If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) promptly notify the U.S. Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the U.S. Representatives in such quantities as may be reasonably requested.

(n)    The Company will comply with all applicable securities and other laws, rules and regulations, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

6.    Conditions to the Obligations of the U.S. Underwriters. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this U.S. Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this U.S. Underwriting Agreement and to the following additional conditions:

(a)    The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company, to furnish to the U.S. Representatives their legal opinion and negative assurance letters, dated the Closing Date, or their legal opinion dated the applicable settlement date, delivered pursuant to Section 3 hereof, as applicable and addressed to the U.S. Representatives, in substantially the form of Exhibits C-1 and C-2.

(c)    The Company shall have requested and caused Creel, García-Cuellar, Aiza y Enriquez, S.C., special Mexican counsel for the Company, to furnish to the U.S. Representatives their opinion and negative assurance letter, dated the Closing Date, or their legal opinion dated the applicable settlement date, delivered pursuant to Section 3 hereof, as applicable and addressed to the U.S. Representatives, in substantially the form of Exhibit D hereto.

(d)    The Company shall have requested and caused Bruchou, Fernández, Madero & Lombardi, special Argentine counsel for the Company, to furnish to the U.S. Representatives their opinion and negative assurance letter, dated the Closing Date, or their legal opinion dated the applicable settlement date, delivered pursuant to Section 3 hereof, as applicable and addressed to the U.S. Representatives, in substantially the form of Exhibit E hereto.

(e)    The Depositary shall have requested and caused Emmet, Marvin & Martin, LLP, counsel for the Depositary, to have furnished to the U.S. Representatives their opinion dated the Closing Date, and addressed to the U.S. Representatives, in substantially the form of Exhibit E hereto.

(f)    The Representatives shall have received from Shearman & Sterling LLP, special U.S. counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date or their legal opinion dated the applicable settlement date, delivered pursuant to Section 3 hereof, as applicable and addressed to the U.S. Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters as the U.S. Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)    The U.S. Representatives shall have received from Galicia Abogados, S.C., special Mexican counsel for the U.S. Underwriters, such Mexican law opinion or opinions, dated the Closing Date or their legal opinion dated the applicable settlement date, delivered pursuant to Section 3 hereof, as applicable and addressed to the Representatives, with respect to the issuance and sale of the Series A Shares, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)    The Representatives shall have received from Beccar Varela, special Argentine counsel for the U.S. Underwriters, such Argentine law opinion or opinions, dated the Closing Date or their legal opinion dated the applicable settlement date, delivered pursuant to Section 3 hereof, as applicable and addressed to the Representatives, with respect to the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i)    The Company shall have furnished to the U.S. Representatives a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the U.S. Securities, and the U.S. Underwriting Agreement and that:

(i)    the representations and warranties of the Company in the U.S. Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the ADR Registration Statement or the Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)    since the date of the most recent financial statements included in the Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)    The Company shall have furnished to the U.S. Representatives a secretary’s certificate of the Company, signed by an authorized officer and the principal financial or accounting officer of the Company dated the Closing Date, certifying: (i) that the articles of incorporation and the by-laws of the Company attached thereto are true, complete and correct copies of the articles of incorporation and the by-laws of the Company, in each case, together with all amendments thereto, as in effect of the date thereof; (ii) that the shareholders’ resolutions relating to the Offering attached thereto are in full force and effect in full force and effect in the form adopted and such resolutions are the only such documents adopted by the shareholders of the Company relating to the Offering; and (iii) as to the incumbency of the officers of the Company.

(k)    At each of the Execution Time and on the Closing Date, the U.S. Representatives shall have received, the Company shall have furnished to the U.S. Representatives a certificate of the Company, signed by the Chief Financial Officer, in form and substance satisfactory to the U.S. Representatives, concerning the certain financial and operational information with respect to the Company set forth in the U.S. Preliminary Prospectus and the U.S. Prospectus.

(l)    At each of the Execution Time and on the Closing Date, the U.S. Representatives shall have received a letter from Mancera, S.C., member of Ernst & Young Global Limited, in form and substance satisfactory to the U.S. Representatives, concerning the consolidated financial information with respect to the Company set forth in the U.S. Preliminary Prospectus and the U.S. Prospectus.

(m)    At each of the Execution Time and on the Closing Date, the U.S. Representatives shall have received a letter from Price Waterhouse & Co., S.R.L., Buenos Aires, Argentina, a member firm of PricewaterhouseCoopers network, in form and substance satisfactory to the U.S. Representatives, concerning the financial information with respect to each of the Designated Review Entities set forth in the Preliminary Prospectus and the Prospectus.

(n)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (l) or (m) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(o)    The closing of the purchase of the Mexican Underwritten Securities to be issued and sold by the Company pursuant to the Mexican Underwriting Agreement shall occur concurrently with the closing of the purchase of the U.S. Underwritten Securities described herein.

(p)    The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the U.S. Representatives and the Deposit Agreement shall be in full force and effect.

(q)    The Depositary shall have furnished or caused to be furnished to the U.S. Representatives certificates satisfactory to the U.S. Representatives evidencing the deposit with the Custodian of the Underlying Securities in respect of which ADSs to be purchased by the U.S. Underwriters on such Closing Date or settlement date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the U.S. Representatives reasonably request.

(r)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(s)    Prior to the Closing Date, the Company shall have furnished to the U.S. representatives such further information, certificates and documents as the Representatives have reasonably requested in writing.

(t)    The ADSs shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the U.S. Representatives.

(u)    At the Execution Time, the Company shall have furnished to the U.S. Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company identified in such Exhibit A addressed to the Representatives.

(v)    The U.S. Representatives shall have received a copy of the approval of the CNBV to undertake the public offering of the Mexican Securities and to update the registration of the Series A Shares with the National Securities Registry, and such CNBV approval shall be in full force and effect on the Closing Date.

(w)    The approval for the listing and trading on the Mexican Stock Exchange, of the Series A Shares shall remain in full force and effect on the Closing Date.

(x)    The certificates evidencing the Series A Shares shall have been deposited with and be eligible for clearance and settlement through Indeval.

(y)    The closing of the purchase of the Securities to be issued and sold by the Company pursuant to this Agreement shall occur concurrently with the closing of the Mexican Securities to be issued and sold by the

Company pursuant to the Mexican Underwriting Agreement, therefore, simultaneously with the execution and delivery of this U.S. Agreement, the Company and the Mexican Underwriters shall have entered into the Mexican Underwriting Agreement, and such Mexican Underwriting Agreement shall not have been terminated. The Representatives shall have received a copy of the executed counterparts of the Mexican Underwriting Agreement.

(z)    The Company shall have appointed CT Corporation System as its authorized service of process agent and it shall have granted a special, irrevocable power of attorney for lawsuits and collections (pleitos y cobranzas) before a Mexican notary public, which shall be apostilled in accordance with the provisions of The Hague Convention of 1961 for Abolishing the Requirement of Legalization for Foreign Public Documents and in form and substance acceptable to the U.S. Underwriters and their counsel, and shall have delivered a copy thereof and a letter from CT Corporation System, indicating its acceptance and consent to its appointment by the Company as agent to receive service of process in connection with the transactions contemplated by this U.S. Underwriting Agreement, to the U.S. Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this U.S. Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters under this U.S. Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the U.S. Underwriters, 599 Lexington Ave., New York, New York 10022, on the Closing Date.

7.    Reimbursement of U.S. Underwriters’ Expenses. If the sale of the U.S. Securities provided for in this U.S. Underwriting Agreement is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this U.S. Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally through Citigroup Global Markets Inc. for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of counsel to the U.S. Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the U.S. Securities.

8.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees, affiliates and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or in any Written Testing-the-Waters Communication or in any Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any U.S. Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the U.S. Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances, (iv) the paragraph related to the Agreement between U.S. Underwriters and Mexican Underwriters, and (v) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any Preliminary Prospectus and the Prospectus.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this U.S. Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the U.S. Underwriters on the other from the offering of the U.S. Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the U.S. Securities (before deducting expenses) received by it, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the U.S. Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any U.S. Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the U.S. Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.    Default by a U.S. Underwriter. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters under this U.S. Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this U.S. Underwriting Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this U.S. Underwriting Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this U.S. Underwriting Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default under this U.S. Underwriting Agreement.

10.    Termination. This U.S. Underwriting Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Series A Shares shall have been suspended by the Commission, the CNBV or the Mexican Stock Exchange or trading in securities generally on the New York Stock Exchange or the Mexican Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or by the authorities of Mexico or Argentina, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Mexico of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Preliminary Prospectus and the U.S. Prospectus (exclusive of any amendment or supplement thereto).

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this U.S. Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this U.S. Underwriting Agreement.

12.    Notices. All communications under this U.S. Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (646) 291-1469) and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if sent to the Company, will be mailed, delivered or e-mailed to Vista Oil & Gas, S.A.B. de C.V., Calle Volcán 150, Piso 5, Colonia Lomas de Chapultepec, Alcaldía Miguel Hidalgo, Mexico City, Mexico, 11000, (e-mail address: achernacov@vistaoilandgas.com), Attention: Chief Executive Officer; General Counsel; Director of Investor Relations.

13.    Successors. This U.S. Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this U.S. Underwriting Agreement.

14.    No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the U.S. Securities pursuant to this U.S. Underwriting Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the U.S. Underwriters and any affiliate through which it may be acting, on the other, (b) the U.S. Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the U.S. Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the U.S. Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the U.S. Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any U.S. Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such U.S. Underwriter of this U.S. Underwriting Agreement, and any interest and obligation in or under this U.S. Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this U.S. Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any U.S. Underwriter that is a Covered Entity or a BHC Act Affiliate of such U.S. Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this U.S. Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this U.S. Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the U.S. Underwriters, or any of them, with respect to the subject matter hereof.

17.    Applicable Law. This U.S. Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.    Jurisdiction. Each party to this U.S. Underwriting Agreement irrevocably submits to the exclusive jurisdiction of any New York Court over any suit, action or proceeding arising out of or relating to this U.S. Underwriting Agreement (each, a “Related Proceeding”). Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, its rights to any other jurisdiction to which it may now or hereafter be entitled to by reason of law, its present or future domicile or place of residence or any other reason, and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any such court and any claim that any such Related Proceeding brought in any such court has been brought in an inconvenient forum. To the extent that any such party has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, such party irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company (i) has appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this U.S. Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any U.S. Underwriter, the directors, officers, employees and agents of any U.S. Underwriter, or by any person who controls any U.S. Underwriter, (ii) expressly accepts the exclusive jurisdiction of any New York Court in respect of any suit, action or proceeding, and (iii) has granted to the Authorized Agent a special, irrevocable power of attorney for lawsuits and collections (pleitos y cobranzas) in accordance with Mexican law, which has been apostilled in accordance with the provisions of The Hague Convention of 1961 for Abolishing the Requirement of Legalization for Foreign Public Documents. The Company hereby represents and warrants that the Authorized Agent has accepted and consented to such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

The provisions of this Section 18 shall survive any termination of this U.S. Underwriting Agreement, in whole or in part.

19.    Currency. Each reference in this U.S. Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount denominated in the relevant currency due under this U.S. Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20.    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this U.S. Underwriting Agreement.

21.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this U.S. Underwriting Agreement or the transactions contemplated hereby.

22.    Counterparts. This U.S. Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.    Headings. The section headings used in this U.S. Underwriting Agreement are for convenience only and shall not affect the construction hereof.

24.    Taxes. (a) Each payment of fees or other amounts due to the U.S. Underwriters from the Company under this U.S. Underwriting Agreement shall, except as required by applicable law, be made without withholding or deduction for or on account of any taxes imposed by the government of Mexico or any other jurisdiction in which the Company is organized or is a resident for tax purposes or within or through which payment is made or, to the extent applicable, any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”). If any taxes are required to be withheld or deducted from any such payment, the Company shall pay such additional amount as may be necessary to ensure that the net amount actually received by the U.S. Underwriters after such withholding or deduction will not be less than the amount that the U.S. Underwriters would have received had no such withholding or deduction been required; provided that no such additional amount shall be payable (i) to an Underwriter to the extent such Underwriter is subject to such taxes by reason of any connection between the Underwriter and the Taxing Jurisdiction other than entering into this U.S. Underwriting Agreement, the performance of its obligations hereunder or receiving payments hereunder, including such Underwriter (a) being or having been a citizen or resident thereof for tax purposes, (b) maintaining or having maintained an office, permanent establishment for tax purposes or branch, in all cases subject to taxation therein (generally or in connection with the activities arising from the terms hereof), or (c) being or having been present or engaged in a trade or business therein, (ii) to the extent that such taxes would not have been imposed but for the failure of such Underwriter to comply with any certification, identification, or other reporting requirements if such compliance is required or imposed by law or an income tax treaty to which Mexico or any other Taxing Jurisdiction is a party and which is in effect, as a precondition to an exemption from, or reduction in, such tax; provided, however, that (A) we have given the U.S. Underwriters at least 30 days’ written notice that the U.S. Underwriters will be required to provide such certification, identification or other reporting requirements and (B) in no event shall the certification, identification, or other reporting requirements be materially more onerous in form, in procedure or in the substance of information disclosed, to the U.S. Underwriters than comparable information or other reporting requirements imposed under U.S. federal income tax law (excluding, for purposes of clauses (A) and (B) of this proviso, any requirement to (i) obtain a Form 6166 – Certificate of US Tax Residency (“Form 6166”) from the U.S. Internal Revenue Service in each taxable year in which fees or other amounts are due to the U.S. Underwriters from the Company under this U.S. Underwriting Agreement and (ii) provide an original of the Form 6166 to the Company in any such year and an invoice for service fees, in each case, prior to the payment thereof being made by the Company).

(b) The Company shall pay, or, if applicable, reimburse, upon demand by the U.S. Underwriters any stamp, issue, registration, documentary or other similar tax or duty imposed under the laws of a Taxing Jurisdiction or any political subdivisions or taxing authority thereof or therein (together with any interest or penalties), which is paid or payable by the U.S. Underwriters pursuant to or as a result of the arrangements contemplated by this U.S. Underwriting Agreement.

25.    Definitions and Interpretation.

(a)    Unless otherwise indicated herein, all references to a numbered Rule in this U.S. Underwriting Agreement shall refer to the corresponding Rule under the Act or the Exchange Act, as applicable.

(b)    The terms that follow, when used in this U.S. Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above (file number 333-232519) on Form F-6, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Aguila Mora Concession Request” shall mean that certain request by the Company for a thirty-five (35) year unconventional concession on the Águila Mora block as further described in the Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Mexico.

“CNBV” shall mean the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).

“Commission” shall mean the Securities and Exchange Commission.

“Designated Review Entities” shall mean, collectively, (i) Vista Oil & Gas Argentina S.A. (formerly known as Petrolera Entre Lomas S.A.), (ii) APCO Oil & Gas International, Inc. (Argentina Branch), (iii) Jagüel de los Machos and (iv) 25 de Mayo-Medanito SE.

“Disclosure Package” shall mean (i) the Preliminary Prospectus as generally distributed to investors and used to offer the U.S. Securities, and (ii) the road show dated [●], 2019.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this U.S. Underwriting Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Mexican Preliminary Prospectus” shall mean the preliminary prospectus in Spanish dated [●], 2019 (as amended or supplemented at the date hereof, including any and all exhibits thereto), which has been approved by the CNBV in connection with the offering of the Mexican Securities and will be used for the public offering of the Mexican Securities in Mexico.

“Mexican Prospectus” shall mean the final prospectus in Spanish dated [●], 2019 (including any and all exhibits thereto), which will be filed with the CNBV in terms of the Mexican legal requirements.

“Mexican Representatives” shall mean the underwriters (intermediarios colocadores) that execute the Mexican Underwriting Agreement.

“Mexican Securities” shall mean the Mexican Underwritten Securities and the Mexican Option Securities.

“Mexican Stock Exchange” shall mean Bolsa Mexicana de Valores, S.A.B. de C.V.

“Mexican Underwriters” shall mean the several underwriters that execute the Mexican Underwriting Agreement.

“Mexican Underwriting Agreement” shall mean the Mexican Underwriting Agreement (contrato de colocación) dated on or about the date hereof related to the underwriting of the Mexican Securities by the Mexican Underwriters.

“New York Court” shall mean any U.S. Federal or State court located in the State of New York, County of New York, United States.

“Option Securities” shall mean the Mexican Option Securities and the U.S. Option Securities.

“Preliminary Prospectus” shall mean the U.S. Preliminary Prospectus.

“Prospectus” shall mean the U.S. Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Representatives” shall mean the U.S. Representatives and the Mexican Representatives.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Securities” shall mean the Mexican Securities and the U.S. Securities.

“Underlying Securities” shall mean the Series A Shares that will be represented by the ADSs and are sold to the U.S. Underwriters in accordance with this U.S. Underwriting Agreement.

“Underwriter” and “Underwriters” shall mean the U.S. Underwriters and the Mexican Underwriters.

“Underwriting Agreements” still mean the Mexican Underwriting Agreement and the U.S. Underwriting Agreement.

“Underwritten Securities” shall mean the U.S. Underwritten Securities and the Mexican Underwritten Securities.

“U.S. Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the U.S. Securities referred to in paragraph 1(i)(a) above included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“U.S. Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“U.S. Representatives” shall mean the addressees of the U.S. Underwriting Agreement.

“U.S. Securities” shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

“U.S. Underwriting Agreement” shall mean this agreement relating to the sale of the U.S. Securities by the Company to the U.S. Underwriters.

“U.S. Underwriters” shall mean the several underwriters named in Schedule I to the U.S. Underwriting Agreement.

“U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, and the several U.S. Underwriters.

Very truly yours,

Vista Oil & Gas, S.A.B. de C.V.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Itau BBA USA Securities, Inc.

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Santander Investment Securities Inc.

By:
Name:
Title:

For themselves and the other several U.S. Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

U.S. Underwriters	Number of U.S. Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Itau BBA USA Securities, Inc.
Morgan Stanley & Co. LLC
Santander Investment Securities Inc.

Total

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SCHEDULE II

[Schedule of Written Testing-the-Waters Communication]

[list all Written Testing-the-Waters Communication]

1

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer, director or major stockholder of Vista Oil & Gas, S.A.B. de C.V.]

Vista Oil & Gas, S.A.B. de C.V.

Public Offering of Series A Shares, including Series A Shares represented by American Depositary Shares

                , 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Itau BBA USA Securities, Inc.

540 Madison Avenue 24th Floor

New York, NY 10022

United States of America

Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, NY 10036

Santander Investment Securities Inc.

45 East 53rd Street, 5th Floor

New York, NY 10022

Citibanamex Casa de Bolsa, S.A. de C.V.

Casa De Bolsa, Integrante Del Grupo Financiero Citibanamex

Actuario Roberto Medellín No. 800, Torre Norte, Piso 5

Colonia Santa Fe

Alcaldía Álvaro Obregón

01376, Ciudad de México, México

Casa de Bolsa Credit Suisse (México), S.A. de C.V.

Grupo Financiero Credit Suisse (México)

Avenida Paseo de la Reforma 115, Piso 26

Colonia Lomas de Chapultepec

Alcaldía Miguel Hidalgo

11000, Ciudad de México, México

Morgan Stanley México, Casa de Bolsa, S.A. de C.V.

Paseo de los Tamarindos No. 90 Torre 1, Piso 33

Colonia Bosques de las Lomas

05120, Ciudad de México, México

Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México

Prolongación Paseo de la Reforma No. 500, Módulo 108

Col. Lomas de Santa Fe,

C.P. 01219, Ciudad de México, México

1

As Representatives of the several Underwriters,

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and the Mexican Underwriting Agreement (contrato de colocación) (the “Underwriting Agreements”), between Vista Oil & Gas, S.A.B. de C.V. (the “Company”), a corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States, and each of you as representatives of the U.S. Underwriters and the Mexican Underwriters (jointly, the “Underwriters”) named in the U.S. Underwriting Agreement or the Mexican Underwriting Agreement, as the case may be, relating to an underwritten public offering of Series A Shares, no par value per share, of the Company, including Series A Shares represented by American Depositary Shares (“ADSs”) (the “Offering”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Underwriting Agreements.

1.    In order to induce you and the other Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as lock-up release agents (in such capacity, together with any successors in interest, the “Release Agents”), (i) offer, sell, contract to sell, pledge or otherwise dispose of, (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned of, (iii) file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder (each of (i)-(iv), a “Transfer”), in respect of any shares of capital stock of the Company, including any Series A Shares, Series C Shares, ADSs or any securities convertible into, or exercisable or exchangeable for Series A Shares, Series C Shares, ADSs (each a “Locked Up Security” and collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period of from the date hereof until 180 days after the date of the U.S. Underwriting Agreement (the “Lock-Up Period”).

2.    Notwithstanding the above, Transfers of the Lock-Up Securities are permitted (i) to any transferee in respect of any Lock-Up Securities acquired by the undersigned pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or long term incentive plan of the Company in effect at the Execution Time, solely to the extent necessary to pay taxes on the receipt of any such Lock-Up Securities; (ii) to an affiliate (as such term is defined in Rule 405 of the Act) of the undersigned or as a distribution to members, general partners and limited partner or stockholders of the undersigned, if applicable; (iii) in the case of an individual, by gift to a member of the individual’s family, to a trust or controlled corporation, the beneficiary or beneficiaries of which (in the case of a trust), or the shareholder or shareholders of which (in the case of a corporation controlled by the undersigned), is/are the individual and/or one or more members of the individual’s family or an affiliate of such person(s), or to a charitable organization; (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (v) in the case of an individual, pursuant to a qualified domestic relations order; (vi) to any corporation, partnership, limited liability company or other entity that is wholly owned by the undersigned, (vii) pursuant to the enforcement of pledges or liens upon the Lock-Up Securities existing as of the date hereof, and (viii) to any transferee in respect of any Lock-Up Securities acquired by the undersigned in the open market; provided, however, that in the case of clauses (ii) through (vii), unless otherwise agreed to in writing by the Release Agents, these permitted transferees shall sign and deliver a lock up letter substantially in the form of this letter agreement, until the expiration of the Lock-Up Period.

3.    If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Release Agents, waive, in writing, such extension. The undersigned

2

hereby acknowledges that the Company has agreed in the Underwriting Agreements to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

4.    This letter agreement shall lapse and become null and void automatically without any further action by the undersigned, if and at the time the Underwriting Agreements are terminated. If for any reason (i) the Company notifies the Representatives in writing, prior to the execution of the Underwriting Agreements, that it does not intend to proceed with the Offering or (ii) the Underwriting Agreements have not been executed by July 31, 2019 (provided that the Company may by written notice to the undersigned prior to July 31, 2019 extend such date for a period of up to an additional three months), this letter agreement shall likewise be terminated.

5.    This letter agreement and any claim, controversy or dispute relating to or arising out of this letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

[List of major stockholders, officers and directors executing Lock-Up Agreements]

•	Vista Sponsor Holdings, L.P.

•	Vista SH, LLC

•	Miguel Galuccio

•	Kenneth Ryan

•	Susan L. Segal

•	Mauricio Doehner Cobian

•	Pierre-Jean Sivignon

•	Mark Bly

•	Pablo Manuel Vera Pinto

•	Juan Garoby

•	Alejandro Cherñacov

•	Gastón Remy

3

[Form of Press Release]	EXHIBIT B

Vista Oil & Gas, S.A.B. de C.V.

[Date]

Vista Oil & Gas, S.A.B. de C.V. (the “Company”) announced today that Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, the lead book running managers in the Company’s recent public sale of                American Depositary Shares (“ADSs”) representing the Company’s Series A Shares, is [waiving] [releasing] a lock-up restriction with respect to    shares of the Company’s [ADSs] [Series A Shares] held by [certain major stockholders] [a major stockholder] [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                ,                20    , and such shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

1

Vista Oil & Gas, S.A.B. de C.V.

Public Offering of Series A Shares represented by American Depositary Shares

                , 2019

[Name and Address of

Officer or Director or Major Stockholder

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Vista Oil & Gas, S.A.B. de C.V. (the “Company”) of [●] Series A Shares, no par value per share, of the Company, represented by American Depositary Shares (“ADSs”) and the lock-up letter dated             , 2019 (the “Lock-Up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 2019, with respect to                [ADSs] [Series A Shares] [Series C Shares] [securities convertible into [ADSs] [Series A Shares] [Series C Shares]] (the “Shares”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Lock-up Letter.

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, acting in their capacity as the Release Agents, hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-Up Letter, but only with respect to the Shares, effective             , 2019; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Letter shall remain in full force and effect.

Yours very truly,

[Signature of CGMI Representative]

[Name and title of CGMI Representative]

[Signature of CS Representative]

[Name and title of CS Representative]

cc: Company

EXHIBIT C

EXHIBIT D

EXHIBIT E